                                                                    Exhibit 4.15

                        AMENDMENT TO SECURITY AGREEMENT

     AMENDMENT (this "Amendment"), dated as of May 15, 2001 (the "Effective Date"), to the SECURITY AGREEMENT, dated as of March 30, 2001 (the "Security Agreement"), among APW, Ltd. (the "Borrower"), APW NORTH AMERICA, INC. ("APW-NA"), APW HOLDING DENMARK APS ("APW-Denmark"), the other person or entities which are listed on the signature pages thereto as debtors or which from time to time become parties thereto as debtors (collectively, including the Borrower, APW-NA, APW-Denmark, the "Debtors") and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     Each capitalized term that is used, but not defined, herein shall have the meaning specified in the Security Agreement.

     WHEREAS, the Debtors and the Administrative Agent wish to amend the definition of the term "Liabilities" and add the definition of "Swap Contract" to the Security Agreement;

     WHEREAS, the Debtors and the Administrative Agent wish to amend the sections 1 and 7 of the Security Agreement;

     WHEREAS, such amendment may be effected from time to time by all of the parties thereto by written agreement by such parties;

     NOW, THEREFORE, the Debtors and the Administrative Agent hereby agree as follows:

          1.   Amendment to Section 1.
               ----------------------

          (a) As of the Effective Date, the definition of "Liabilities" is hereby deleted and is hereby amended and restated in its entirety to read as follows:

     "Liabilities" means with respect to the Parent and any of its Subsidiaries
      -----------
parties hereto, all Obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, any Guaranty, any other Loan Document or any other document or instrument executed in connection therewith, and any Swap Contract entered into with Bank of America, N.A., First Union Securities, or Fleet National Bank existing on or before May 15, 2001, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due;

          (b) As of the Effective Date, the definition of "Swap Contract" is hereby added to read as follows:

     "Swap Contract" means any agreement, including any amended version thereof,
      -------------
whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing;

          2.   Amendment to Section 7.  As of the Effective Date, section 7 is
               ----------------------
hereby deleted and is hereby amended and restated in its entirety to read as follows:

     Default. Whenever a Default shall be existing, the Administrative Agent
     -------
may exercise from time to time any right or remedy available to it under applicable law. Each Debtor agrees, in case of Default upon the request of the Administrative Agent, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any disposition by the Administrative Agent of any of the Collateral may be applied by the Administrative Agent to payment of expenses in connection with the Collateral, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent), and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect; provided, that each Bank shall receive a proportionate share of such balance, based on a fraction the numerator of which is the Liabilities payable to it and the denominator of which is all the Liabilities.

          3.   No Further Amendments. Except as amended hereby, the Security
               ---------------------
Agreement shall remain unmodified and in full force and effect.

          4.   Governing Law. This Amendment and the Security Agreement, as
               -------------
amended hereby, shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict-of-laws provisions; and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          5.   Counterparts. This Amendment may be executed in counterparts, all
               ------------
of which, together, shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers.

                                         DEBTORS:


                                         APW LTD.


                                         By: /s/ James Maxwell
                                             -----------------------
                                         Name: James Maxwell
                                         Title: Asst. Treasurer


                                         APW NORTH AMERICA, INC.


                                         By: /s/ James Maxwell
                                             -----------------------
                                         Name: James Maxwell
                                         Title: Treasurer

                                         APW HOLDING DENMARK APS


                                         By: /s/ Richard Carroll
                                             -----------------------
                                         Name: Richard Carroll

                                         By: /s/ Jesper Bilde
                                             -----------------------
                                         Name: Jesper Bilde

                                         DOMESTIC SUBSIDIARIES OF BORROWER:

                                         APW ENCLOSURE SYSTEMS, INC.
                                         APW ENCLOSURE SYSTEMS HOLDING, INC.
                                         APW MAYVILLE LLC
                                         APW WRIGHT LINE LLC
                                         APW-ERIE, INC.
                                         ASPEN MOTION TECHNOLOGIES INC.
                                         ASPEN POWER SYSTEMS, LLC
                                         CAMBRIDGE AEROFLO, INC.
                                         EDER INDUSTRIES INC.
                                         ELECTRONIC SOLUTIONS
                                         HSP USA INC.
                                         INNOVATIVE METAL FABRICATION, INC.
                                         MCLEAN MIDWEST CORPORATION
                                         MCLEAN WEST INC.
                                         METAL ARTS MANUFACTURING, INC.
                                         ZERO-EAST DIVISION, ZERO CORPORATION
                                         PRECISION FABRICATION
                                                TECHNOLOGIES, INC.
                                         RUBICON USA, INC.
                                         VERO ELECTRONICS INC.


                                         By:     /s/ James Maxwell
                                                --------------------------------
                                         Name:  James Maxwell
                                         Title: Chief Financial Officer,
                                                 Treasurer or Assistant
                                                 Treasurer, as applicable


                                         APW ENCLOSURE SYSTEMS LP


                                         By:    APW ENCLOSURE SYSTEMS HOLDING,
                                                INC., its General Partner


                                         By:     /s/ James Maxwell
                                                --------------------------------
                                         Name:  James Maxwell
                                         Title: Treasurer

                                         ADMINISTRATIVE AGENT:


                                         BANK OF AMERICA, NATIONAL
                                         ASSOCIATION, as Administrative Agent


                                         By:     /s/ M. H. Claggett
                                                --------------------------------
                                         Name:  Margaret H. Claggett
                                         Title: Managing Director